SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, DC  20549

                                FORM 8-K

                             CURRENT REPORT

                 PURSUANT TO SECTION 13 OR 15(d) OF THE

                     SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:     MAY 31, 1995

                              C. R. BARD, INC.
        (EXACT NAME OF   REGISTRANT AS SPECIFIED IN ITS CHARTER)

  New Jersey                 1-6926              22-1454160
  (STATE OF         COMMISSION FILE NUMBER     IRS EMPLOYER
INCORPORATION)                               IDENTIFICATION NO.

                730 Central Avenue, Murray Hill, New Jersey
                 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                   07974
                                (ZIP CODE)

                             (908) 277-8000
                     (REGISTRANT'S TELEPHONE NUMBER)

Item 5.   Other Events

     In a news release dated May 24, 1995, C. R. Bard, Inc. and MedChem Products, Inc. jointly announced that their boards of directors approved a definitive agreement for a stock-for-stock merger of MedChem into Bard. Under the terms of the agreement, each MedChem share would be valued at $9.25, subject to adjustment under certain circumstances. The news release, issued by C. R. Bard, Inc. on May 24, 1995, is incorporated herein by reference, and is attached hereto as Exhibit 20.

     The Agreement and Plan of Merger dated as of May 24, 1995 among C. R. Bard, Inc., CRB Acquisition Corp. and MedChem Products, Inc. is incorporated herein by reference and is attached hereto as
Exhibit 2.

Item 7.   Financial Statements and Exhibits

(c)  Exhibits

     2. Agreement and Plan of Merger dated as of May 24, 1995 among C. R. Bard, Inc., CRB Acquisition Corp. and MedChem Products, Inc.

     20.  News release dated May 24, 1995, C. R. Bard, Inc.
          announcing that the board of directors approved a definitive agreement for a stock-for-stock merger of MedChem Products, Inc. into Bard.

                                SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              C. R. BARD, INC.
                              (Registrant)

                              By:  William C. Bopp  /s/
                                   William C. Bopp
                                   Senior Vice President
                                   and Chief Financial Officer

Dated:    May 31, 1995

EXHIBIT 2
                                                           EXECUTION COPY

                      AGREEMENT AND PLAN OF MERGER

                        dated as of May 24, 1995,

                                  among

                            C.R. BARD, INC.,

                          CRB ACQUISITION CORP.

                                   and

                         MEDCHEM PRODUCTS, INC.

                             TABLE OF CONTENTS

                                                                       Page
ARTICLE I

THE MERGER
     1.1  The Merger . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.2  Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.3  Effective Time of the Merger . . . . . . . . . . . . . . . . .  2
     1.4  Effects of the Merger. . . . . . . . . . . . . . . . . . . . .  3
     1.5  Articles of Organization; By-Laws. . . . . . . . . . . . . . .  3
     1.6  Directors; Officers. . . . . . . . . . . . . . . . . . . . . .  3

ARTICLE II

EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES
     2.1  Effect on Capital Stock. . . . . . . . . . . . . . . . . . . .  4
          (a)  Common Stock of Sub . . . . . . . . . . . . . . . . . . .  4
          (b)  Cancellation of Treasury Stock and Parent-
               Owned Stock . . . . . . . . . . . . . . . . . . . . . . .  4
          (c)  Conversion of Company Common Stock. . . . . . . . . . . .  4
     2.2  Exchange of Certificates . . . . . . . . . . . . . . . . . . .  6
          (a)  Exchange Agent. . . . . . . . . . . . . . . . . . . . . .  6
          (b)  Exchange Procedures . . . . . . . . . . . . . . . . . . .  7
          (c)  Distributions with Respect to Unexchanged
               Shares. . . . . . . . . . . . . . . . . . . . . . . . . .  8
          (d)  No Further Ownership Rights in Company Common
               Stock . . . . . . . . . . . . . . . . . . . . . . . . . .  9
          (e)  No Fractional Shares. . . . . . . . . . . . . . . . . . .  9
          (f)  Termination of Exchange Fund. . . . . . . . . . . . . . . 10
          (g)  No Liability. . . . . . . . . . . . . . . . . . . . . . . 10
          (h)  Investment of Exchange Fund . . . . . . . . . . . . . . . 10
          (i)  Withholding Rights. . . . . . . . . . . . . . . . . . . . 10

ARTICLE III

REPRESENTATIONS AND WARRANTIES
     3.1  Representations and Warranties of the Company. . . . . . . . . 11
          (a)  Organization, Standing and Power. . . . . . . . . . . . . 11
          (b)  Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . 12
          (c)  Capital Structure . . . . . . . . . . . . . . . . . . . . 13
          (d)  Authority . . . . . . . . . . . . . . . . . . . . . . . . 15
          (e)  SEC Documents . . . . . . . . . . . . . . . . . . . . . . 17
          (f)  Information Supplied. . . . . . . . . . . . . . . . . . . 18
          (g)  Absence of Certain Changes or Events. . . . . . . . . . . 19
          (h)  Compliance with Applicable Laws . . . . . . . . . . . . . 19
          (i)  Environmental . . . . . . . . . . . . . . . . . . . . . . 20
          (j)  Litigation. . . . . . . . . . . . . . . . . . . . . . . . 22
          (k)  Product Liability Matters . . . . . . . . . . . . . . . . 23
          (l)  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . 23
          (m)  Benefit Plans . . . . . . . . . . . . . . . . . . . . . . 25

          (n)  Labor Controversies . . . . . . . . . . . . . . . . . . . 26
          (o)  Properties. . . . . . . . . . . . . . . . . . . . . . . . 27
          (p)  Intellectual Property . . . . . . . . . . . . . . . . . . 27
          (q)  Insurance . . . . . . . . . . . . . . . . . . . . . . . . 28
          (r)  Records . . . . . . . . . . . . . . . . . . . . . . . . . 28
          (s)  Company Rights Plan . . . . . . . . . . . . . . . . . . . 29
          (t)  Certain Chapters of the MBCL Not Applicable . . . . . . . 29
          (u)  Opinion of Financial Advisor. . . . . . . . . . . . . . . 29
          (v)  Vote Required . . . . . . . . . . . . . . . . . . . . . . 30
          (w)  Accounting Matters. . . . . . . . . . . . . . . . . . . . 30
     3.2  Representations and Warranties of Parent and Sub . . . . . . . 30
          (a)  Organization, Standing and Power. . . . . . . . . . . . . 30
          (b)  Capital Structure . . . . . . . . . . . . . . . . . . . . 30
          (c)  Authority . . . . . . . . . . . . . . . . . . . . . . . . 32
          (d)  SEC Documents . . . . . . . . . . . . . . . . . . . . . . 33
          (e)  Information Supplied. . . . . . . . . . . . . . . . . . . 34
          (f)  Absence of Certain Changes or Events. . . . . . . . . . . 35
          (g)  Compliance with Applicable Laws . . . . . . . . . . . . . 35
          (h)  Litigation. . . . . . . . . . . . . . . . . . . . . . . . 36
          (i)  Interim Operations of Sub . . . . . . . . . . . . . . . . 36

ARTICLE IV

COVENANTS RELATING TO CONDUCT OF BUSINESS
     4.1  Covenants of Company . . . . . . . . . . . . . . . . . . . . . 37
          (a)  Ordinary Course . . . . . . . . . . . . . . . . . . . . . 37
          (b)  Dividends; Changes in Stock . . . . . . . . . . . . . . . 37
          (c)  Issuance of Securities. . . . . . . . . . . . . . . . . . 38
          (d)  Governing Documents . . . . . . . . . . . . . . . . . . . 38
          (e)  No Solicitations. . . . . . . . . . . . . . . . . . . . . 38
          (f)  No Acquisitions . . . . . . . . . . . . . . . . . . . . . 40
          (g)  No Dispositions . . . . . . . . . . . . . . . . . . . . . 40
          (h)  Indebtedness. . . . . . . . . . . . . . . . . . . . . . . 41
          (i)  Other Actions . . . . . . . . . . . . . . . . . . . . . . 41
          (j)  Advice of Changes; Government Filings . . . . . . . . . . 41
          (k)  Accounting Methods. . . . . . . . . . . . . . . . . . . . 42
          (l)  Pooling and Tax-Free Reorganization
               Treatment . . . . . . . . . . . . . . . . . . . . . . . . 42
          (m)  Benefit Plans . . . . . . . . . . . . . . . . . . . . . . 42
          (n)  Tax Elections . . . . . . . . . . . . . . . . . . . . . . 43
     4.2  Covenants of Parent. . . . . . . . . . . . . . . . . . . . . . 43
          (a)  Dividends, Distributions and Issuances. . . . . . . . . . 43
          (b)  Benefit Plans . . . . . . . . . . . . . . . . . . . . . . 44
          (c)  Other Actions . . . . . . . . . . . . . . . . . . . . . . 44
          (d)  Government Filings. . . . . . . . . . . . . . . . . . . . 44
          (e)  Tax-Free Reorganization Treatment . . . . . . . . . . . . 45

ARTICLE V

ADDITIONAL AGREEMENTS
     5.1  Preparation of S-4 and the Proxy Statement . . . . . . . . . . 45
     5.2  Letter of Company's Accountants. . . . . . . . . . . . . . . . 46
     5.3  Letter of Parent's Accountants . . . . . . . . . . . . . . . . 46
     5.4  Stockholder Meeting. . . . . . . . . . . . . . . . . . . . . . 47
     5.5  Legal Conditions to Merger . . . . . . . . . . . . . . . . . . 47

     5.6  Access to Information. . . . . . . . . . . . . . . . . . . . . 48
     5.7  Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . 49
     5.8  Stock Options. . . . . . . . . . . . . . . . . . . . . . . . . 49
     5.9  Brokers or Finders . . . . . . . . . . . . . . . . . . . . . . 51
     5.10  Indemnification; Directors' and Officers'
          Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . 51

ARTICLE VI

CONDITIONS PRECEDENT
     6.1  Conditions to Each Party's Obligation To Effect
          the Merger . . . . . . . . . . . . . . . . . . . . . . . . . . 53
          (a)  Stockholder Approval. . . . . . . . . . . . . . . . . . . 53
          (b)  NYSE Listing. . . . . . . . . . . . . . . . . . . . . . . 53
          (c)  Other Approvals . . . . . . . . . . . . . . . . . . . . . 53
          (d)  S-4 . . . . . . . . . . . . . . . . . . . . . . . . . . . 54
          (e)  No Injunctions or Restraints; Illegality. . . . . . . . . 54
     6.2  Conditions to Obligations of Parent and Sub. . . . . . . . . . 54
          (a)  Representations and Warranties. . . . . . . . . . . . . . 54
          (b)  Performance of Obligations of Company . . . . . . . . . . 54
          (c)  Consents Under Agreements . . . . . . . . . . . . . . . . 55
          (d)  Burdensome Condition. . . . . . . . . . . . . . . . . . . 55
     6.3  Conditions to Obligations of Company . . . . . . . . . . . . . 55
          (a)  Representations and Warranties. . . . . . . . . . . . . . 55
          (b)  Performance of Obligations of Parent and Sub. . . . . . . 56
          (c)  Employment Agreement. . . . . . . . . . . . . . . . . . . 56
          (d)  Tax-Free Reorganization . . . . . . . . . . . . . . . . . 56

ARTICLE VII

TERMINATION AND AMENDMENT
     7.1  Termination. . . . . . . . . . . . . . . . . . . . . . . . . . 57
     7.2  Effect of Termination. . . . . . . . . . . . . . . . . . . . . 59
     7.3  Fees, Expenses and Other Payments. . . . . . . . . . . . . . . 59
     7.4  Amendment. . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     7.5  Extension; Waiver. . . . . . . . . . . . . . . . . . . . . . . 62

ARTICLE VIII

GENERAL PROVISIONS
     8.1  Nonsurvival of Representations, Warranties and
          Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . 62
     8.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . 63
     8.3  Certain Definitions. . . . . . . . . . . . . . . . . . . . . . 64
     8.4  Interpretation . . . . . . . . . . . . . . . . . . . . . . . . 65
     8.5  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . 65
     8.6  Entire Agreement; No Third Party Beneficiaries;
          Rights of Ownership. . . . . . . . . . . . . . . . . . . . . . 66
     8.7  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . 66
     8.8  Limitations on Remedies. . . . . . . . . . . . . . . . . . . . 66
     8.9  Publicity. . . . . . . . . . . . . . . . . . . . . . . . . . . 67
     8.10  Assignment. . . . . . . . . . . . . . . . . . . . . . . . . . 67
     8.11  Adjustment. . . . . . . . . . . . . . . . . . . . . . . . . . 67

EXHIBIT A      By-laws of Sub
EXHIBIT B      Articles of Organization of Sub
EXHIBIT C      Disclosure Schedule
EXHIBIT D      Employment and Severance Agreements
EXHIBIT E      Form of Company Affiliate Letter

                          Index of Defined Terms
                                                                       Page
affiliate. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Arthur Andersen. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 46
Articles of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Average Closing Price. . . . . . . . . . . . . . . . . . . . . . . . . . .5
Balance Sheet. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
beneficial ownership . . . . . . . . . . . . . . . . . . . . . . . . . . 64
beneficially own . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Business Combination . . . . . . . . . . . . . . . . . . . . . . . . . . 61
Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Closing. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Closing Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Code . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Company. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Company Benefit Plans. . . . . . . . . . . . . . . . . . . . . . . . . . 25
Company Common Stock . . . . . . . . . . . . . . . . . . . . . . . . . . .4
Company Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . . . 13
Company SEC Documents. . . . . . . . . . . . . . . . . . . . . . . . . . 17
Company Stock Option . . . . . . . . . . . . . . . . . . . . . . . . . . 49
Company Stock Plans. . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Competing Transaction. . . . . . . . . . . . . . . . . . . . . . . . . . 40
Confidentiality Agreement. . . . . . . . . . . . . . . . . . . . . . . . 49
Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 53
Conversion Fraction. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Disclosure Schedule. . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Dissenting Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Effective Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3
Environmental Claim. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
Environmental Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . 22
Environmental Permits. . . . . . . . . . . . . . . . . . . . . . . . . . 22
ERISA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 25
Event. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
Exchange Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
Exchange Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Exchange Fund. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .6
Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 59
FDA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
GII Note . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Governmental Entity. . . . . . . . . . . . . . . . . . . . . . . . . . . 16
group. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
H&Q. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
Hazardous Materials. . . . . . . . . . . . . . . . . . . . . . . . . . . 22
HSR Act. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 15
HSR Filings. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
incentive stock option . . . . . . . . . . . . . . . . . . . . . . . . . 50
KPMG . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 17
material . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11
Material Adverse Effect. . . . . . . . . . . . . . . . . . . . . . . . . 12
MBCL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2
Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Merger Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . .5
NYSE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Option Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Parent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Parent Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . .5
Parent Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . 30
Parent Rights Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
Parent SEC Documents . . . . . . . . . . . . . . . . . . . . . . . . . . 34
Parent Stock Plans . . . . . . . . . . . . . . . . . . . . . . . . . . . 31
person . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 64
pooling of interests . . . . . . . . . . . . . . . . . . . . . . . . . . .1
Proxy Statement. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Requisite Regulatory Approvals . . . . . . . . . . . . . . . . . . . . . 53
Rights Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 29
S-4. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 18
SEC. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Securities Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .7
Significant Subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . 11
Sub. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1
subsidiary . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 65
Surviving Corporation. . . . . . . . . . . . . . . . . . . . . . . . . . .2
tax. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
tax return . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
taxable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24
Unaudited Financial Statements . . . . . . . . . . . . . . . . . . . . . 17
Violation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16
Voting Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13
Year-End Financial Statements. . . . . . . . . . . . . . . . . . . . . . 17
          AGREEMENT AND PLAN OF MERGER, dated as of May 24, 1995
(this "Agreement"), among C.R. Bard, Inc., a New Jersey corporation ("Parent"), CRB Acquisition Corp., a Massachusetts corporation and a wholly-owned subsidiary of Parent ("Sub"), and MedChem Products,
Inc., a Massachusetts corporation (the "Company").
          WHEREAS, the Boards of Directors of Parent, Sub and the
Company have approved, and deem it advisable and in the best interests of their respective stockholders to consummate the business combination transaction provided for herein in which Sub would merge with and into the Company (the "Merger");
          WHEREAS, Parent and the Company desire to make certain representations, warranties and agreements in connection with the
Merger and also to prescribe various conditions to the Merger;
          WHEREAS, for Federal income tax purposes, it is intended
that the Merger shall qualify as a reorganization under the
provisions of Section 368 of the Internal Revenue Code of 1986, as
amended (the "Code");
          WHEREAS, for accounting purposes, it is intended that the
Merger shall be accounted for as a "pooling of interests"; and
          WHEREAS, in order to induce Parent to enter into this
Agreement, simultaneously with the execution hereof, the Company and Parent are entering into an Option Agreement (the "Option
Agreement") pursuant to which the Company has granted to Parent the option to purchase, upon the occurrence of certain events set forth therein, all of the issued and outstanding capital stock of
Gesco International, Inc. on the terms and subject to the further conditions set forth therein;
          NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:
ARTICLE I
THE MERGER
1.1  The Merger     Upon the terms and subject to the conditions
set forth in this Agreement, and in accordance with the Business Corporation Law of the Commonwealth of Massachusetts (the "MBCL"),
Sub shall be merged with and into the Company at the Effective Time
(as defined in Section 1.3).  At the Effective Time, the separate existence of Sub shall cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall continue under the name "MedChem Products, Inc."
1.2  Closing   Unless this Agreement shall have been terminated
pursuant to Section 7.1 and subject to the satisfaction or waiver of the conditions set forth in Article VI, the closing of the Merger (the "Closing") will take place as promptly as practicable
(and in any event within two business days) following satisfaction or waiver of the conditions set forth in Article VI (the "Closing
Date"), at 10:00 a.m. at the offices of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, unless another date, time or place is agreed to in writing by the parties hereto.

1.3 Effective Time of the Merger As soon as practicable following the satisfaction or waiver of the conditions set forth in Article VI, the Surviving Corporation shall file articles of merger (the "Articles of Merger") with the Secretary of State of the Commonwealth of Massachusetts and make all other filings or recordings required by the MBCL in connection with the Merger. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the Commonwealth of Massachusetts, or such other time thereafter as is provided in the Articles of Merger (the "Effective Time").
1.4  Effects of the Merger    The Merger shall have the effects set
forth in Section 80 of the MBCL.
1.5  Articles of Organization; By-Lawsi.     (a)  The Articles of
Organization of Sub which are attached as Exhibit A hereto, as amended as contemplated by Section 5.10 hereof and as in effect immediately prior to the Effective Time, shall be the Articles of Organization of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided that
Article I of the Articles of Organization of the Surviving Corporation shall be amended in its entirety to read as follows:
"The name of the corporation is:  MedChem Products, Inc."
     (b) The By-laws of Sub which are attached as Exhibit B hereto shall be the By-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

1.6 Directors; Officers (a) The directors of Sub at the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.
(b) The officers of Sub at the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

ARTICLE II
EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

2.1 effect on Capital StockAs of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of capital stock of the Company or any shares of capital stock of Parent or Sub:
     (a) Common Stock of Sub Each share of common stock, par value $.01 per share, of Sub issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock, par value $.01 per share, of the Surviving Corporation and shall be the only issued and outstanding capital stock of the Surviving Corporation.
     (b) Cancellation of Treasury Stock and Parent-Owned StockEach share of common stock, par value $.01 per share, of the Company ("Company Common Stock") that is owned by the Company or by any subsidiary of the Company, and each share of Company Common Stock that is owned by Parent, Sub or any other subsidiary of Parent, shall automatically be cancelled and retired and shall cease to exist, and no Merger Consideration (as defined in Section 2.1(c)) or other consideration shall be delivered or deliverable in exchange therefor.
     (c) Conversion of Company Common Stock Subject to Section 2.2(e), each issued and outstanding share of Company Common Stock (other than shares to be cancelled in accordance with Section 2.1(b) and Dissenting Shares (as defined below)) shall be converted into the right to receive a fraction (calculated after taking into account all shares of Company Common Stock then held by any holder and subject to the provisions of Section 2.2(e)) (the "Conversion Fraction") of a fully paid and nonassessable share of common stock, par value $.25 per share, of Parent ("Parent Common Stock") determined by dividing $9.25 by the average of the closing prices (the "Average Closing Price") of Parent Common Stock on the New York Stock Exchange (the "NYSE") for the fifteen consecutive trading days immediately preceding the second trading day prior to the Effective Time, provided, however, that the Conversion Fraction shall in no event (i) exceed .3507109 or (ii) be less than .2857143 (the "Merger Consideration"). As of the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate previously representing any such shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration (including any cash in lieu of fractional shares to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.2(e), without interest).
     (d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock outstanding immediately prior to the Effective Time held by any holder who is entitled to demand, and who properly demands, appraisal for such shares in accordance with Sections 85 through 98 of the MBCL ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration (including any cash in lieu of fractional shares of Parent Common Stock) unless such holder fails to perfect or otherwise loses such holder's right to appraisal, if any. If, after the Effective Time, such holder fails to perfect or loses any such right to appraisal, such shares shall be treated as if they had been converted as of the Effective Time into the right to receive the Merger Consideration pursuant to
Section 2.1(c) (including any cash in lieu of fractional shares of Parent Common Stock specified in Section 2.2(e)). The Company shall give prompt notice to Parent of any demands received by the Company for appraisal of shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to, and settle or offer to settle, any such demands.
2.2 Exchange of Certificates (a) Exchange AgentAs of the Effective Time, Parent shall deposit, or shall cause to be deposited, with a bank or trust company designated by the Company (and reasonably acceptable to Parent) (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock issuable pursuant to Section 2.1(b) in exchange for outstanding shares of Company Common Stock (other than certificates representing Dissenting Shares or shares to be cancelled in accordance with Section 2.1), together with any cash in lieu of fractional shares of Parent Common Stock, and any dividends or distributions with a record date on or after the Effective Time with respect to shares of Parent Common Stock which have not been surrendered as of the time of payment thereof (such certificates for shares of Parent Common Stock, together with any cash in lieu of fractional shares of Parent Common Stock, and any such dividends or distributions with respect to shares of Parent Common Stock, being hereinafter referred to as the "Exchange Fund"). All such shares of Parent Common Stock deposited in the Exchange Fund shall, as of the Effective Time, have been registered under the Securities Act of 1933, as amended (the "Securities Act") pursuant to a registration statement on Form S-4 declared effective by the Securities and Exchange Commission (the "SEC").
     (b) Exchange Procedures As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Certificates") whose shares were converted into shares of Parent Common Stock pursuant to Section 2.1, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II (after taking into account all shares of Company Common Stock then held by such holder), and the Certificate so surrendered shall forthwith be cancelled. In the event that a holder has lost or misplaced a Certificate, an affidavit of loss thereof (together with an appropriate indemnity) satisfactory in form and substance to the Company's transfer agent and the Exchange Agent shall accompany such letter of transmittal in lieu of the applicable Certificate. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the proper number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 2.2.
     (c)  Distributions with Respect to Unexchanged Shares
No dividends or other distributions declared or made after the Effective Time with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
Section 2.2(e), until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest,
(i) at the time of such surrender or as promptly
thereafter as practicable, the amount of any cash payable with respect to a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date on or after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date on or after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock. Dividends or other distributions with a record date after the Effective Time but prior to surrender of Certificates by holders thereof payable in respect of Parent Common Stock held by the Exchange Agent shall be held in trust for the benefit of such holders of Certificates, subject to Section 2.2(g).
     (d)  No Further Ownership Rights in Company Common Stock
All shares of Parent Common Stock issued upon conversion of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(c) or 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this
Article II, subject to applicable law in the case of Dissenting
Shares.
     (e)  No Fractional Shares     No certificates or scrip
representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a stockholder of Parent. Notwithstanding any other provisions of this Agreement, each holder of shares of Company Common Stock who would otherwise have been entitled to receive a fraction of a share of Parent Common Stock (after taking into account all certificates delivered by such holder), shall receive, in lieu thereof, a cash payment (without interest), rounded to the nearest cent, equal to the product obtained by multiplying the fractional share interest to which such holder (after taking into account all shares of Company Common Stock then held by such holder) would otherwise be entitled by the Average Closing Price. As soon as practicable after the determination of the amount of cash, if any, to be received by holders of Company Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Company Common Stock subject to and in accordance with the terms of
Section 2.2(c).
     (f) Termination of Exchange Fund Any portion of the Exchange Fund which remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.
     (g)  No Liability   Neither Parent nor the Company shall be
liable to any holder of shares of Company Common Stock or Parent Common Stock, as the case may be, for such shares, any cash in lieu of fractional shares of Parent Common Stock or any dividends or distributions with respect to Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.
     (h)  Investment of Exchange Fund   The Exchange Agent shall
invest any cash included in the Exchange Fund, as directed by Parent in U.S. government securities. Any interest or other income resulting from such investments shall be paid to Parent.
     (i) Withholding Rights Parent or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts (if any) as Parent or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Parent or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of

Company Common Stock in respect of which such deduction and withholding was made by Parent or the Exchange Agent.

ARTICLE III
                 REPRESENTATIONS AND WARRANTIES
     3.1 Representations and Warranties of the CompanyThe Company represents and warrants to Parent and Sub that, except as specifically disclosed in the Disclosure Schedule attached as Exhibit C hereto (the "Disclosure Schedule"):
     (a)  Organization, Standing and Power   Each of the Company
and its Significant Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on the Company. To the Company's best knowledge, neither the Company nor any of its subsidiaries has been requested to qualify to do business in any jurisdiction where it is not so qualified. As used in this Agreement, (i) a "Significant Subsidiary" means any subsidiary of the Company or Parent, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the SEC, (ii) any reference to any event, change or effect being "material" with respect to any entity means an event, change or effect which is material in relation to the condition (financial or otherwise), properties, assets, liabilities, businesses or operations of such entity and its subsidiaries taken as a whole, and (iii) the term "Material Adverse Effect" means, with respect to the Company or Parent, a material adverse effect on the business, assets, properties, results of operations or financial condition of such party and its subsidiaries taken as a whole or on the ability of such party (and, with respect to Parent, of Sub) to perform its obligations hereunder.
     (b)  Subsidiaries   The Company owns, directly or indirectly,
all of the outstanding capital stock or other equity interests in each of its subsidiaries free and clear of any claim, lien, encumbrance, security interest or agreement with respect thereto.
Schedule 21 to the Company's Form 10-K for the year ended August 31, 1994 sets forth a complete list of the Company's subsidiaries. Other than the capital stock or other interests held by the Company in such subsidiaries, neither the Company nor any such subsidiary owns any direct or indirect equity interest in any person, domestic or foreign. All of the outstanding shares of capital stock in each of its subsidiaries are duly authorized, validly issued, fully paid and non-assessable and were issued free of preemptive rights and in compliance with applicable securities laws and regulations. There are no irrevocable proxies or similar obligations with respect to such capital stock of such subsidiaries and no equity securities or other interests of any of its subsidiaries are or may become required to be issued or purchased by reason of any options, warrants, rights to subscribe to, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any capital stock of any such subsidiary, and there are no agreements, contracts, commitments, understandings or arrangements by which any such subsidiary is bound to issue additional shares of its capital stock, or options, warrants or rights to purchase or acquire any additional shares of its capital stock or securities convertible into or exchangeable for such shares.
     (c)  Capital Structure   (i)  The authorized capital stock of
the Company consists of 20,000,000 shares of Company Common Stock, par value of $.01 per share, and 1,000,000 shares of Preferred Stock of the Company, par value of $.01 per share ("Company Preferred Stock"). At the close of business on May 19, 1995, (A) 10,242,089 shares of Company Common Stock were outstanding, no shares of Company Common Stock were reserved for issuance upon the exercise of outstanding warrants, 2,116,678 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding stock options granted pursuant to the Company's Amended and Restated Stock Option Plan, the 1993 Spin-Off Stock Option Plan, the 1993 Stock Option Plan, the 1993 Director Stock Option Plan and the 1994 Stock Option Plan (collectively, the "Company Stock Plans") and 1,024,702 shares of
Company Common Stock were held by the Company in its treasury or by its subsidiaries, and (B) no shares of Company Preferred Stock were issued or outstanding.
     (ii) No bonds, debentures, notes or other indebtedness having the right to vote (or convertible into or exercisable for securities having the right to vote) on any matters on which stockholders may vote ("Voting Debt") of the Company were issued or outstanding, other than the 7% Convertible Subordinated Notes in the original principal amount of $4,103,204 (the "Gesco Notes").
     (iii) All outstanding shares of Company capital stock are validly issued, fully paid and nonassessable and free of preemptive rights and were issued in compliance with applicable securities laws and regulations.
     (vi) Except for this Agreement, Company Stock Options (as defined in Section 5.8), the Gesco Notes and the Company's Rights Plan (as defined in Section 3.1(s)), there are no options, warrants, calls, rights, commitments or agreements of any character to which the Company or any subsidiary of the Company is a party or by which it is bound obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of the Company or of any subsidiary of the Company or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. After the Effective Time, there will be no option, warrant, call, right or agreement obligating the Company or any subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold, any shares of capital stock or any Voting Debt of the Company or any subsidiary of the Company, or obligating the Company or any subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right or agreement. There are no outstanding contractual obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of the Company or any of its subsidiaries.
     (v) Since March 31, 1995, the Company has not (A) issued or permitted to be issued any shares of capital stock, or securities exercisable for or convertible into shares of capital stock, of the Company or any of its subsidiaries, other than pursuant to and as required by the terms of any Company Stock Options that were issued and outstanding on such date; (B) repurchased, redeemed or otherwise acquired, directly or indirectly through one or more of its subsidiaries, any shares of capital stock of the Company or any of its subsidiaries; or (C) declared, set aside, made or paid to the stockholders of the Company dividends or other distributions on the outstanding shares of capital stock of the Company. For purposes of clause (B) of this clause (v), the Company shall be deemed to include any affiliate or associate (as defined in the Securities Exchange Act of 1934, as amended (the "Exchange Act")), or any person that the Company has caused to purchase such shares.
  (d)  Authority (i)  The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval by the stockholders of the Company, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, other than such approval by the stockholders of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (ii) Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the filing of the Articles of Merger as contemplated by Section 1.1, the execution and delivery of this Agreement and the Articles of Merger, the consummation of the transactions contemplated hereby and thereby, and compliance of the Company with any of the provisions hereof or thereof will not breach, constitute an ultra vires act under, or result in any violation of, or default (with or without notice or lapse of time, or both)
under, or give rise to a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or the creation of a lien, pledge, security interest, charge or other encumbrance on assets (any such breach, ultra vires act, violation, default, right of termination, cancellation, acceleration, loss or creation, a "Violation") pursuant to, (x) any provision of the Articles of Organization or By-laws of the Company or the other governing instruments of any subsidiary of the Company or (y) subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, Company Benefit Plan (as defined in Section 3.l(m)) or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any subsidiary of the Company or their respective properties or assets except Violations under clause (y) which do not or would not reasonably be expected to have a Material Adverse Effect on the Company.
     (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any subsidiary of the Company in connection with the execution and delivery of this Agreement and the Articles of Merger by the Company, the consummation by the Company of the transactions contemplated hereby and thereby, and compliance of the Company with any of the provisions hereof or thereof, the failure to obtain which would have a Material Adverse Effect on the Company, except for (A) the filing with the SEC of (1) a proxy statement in definitive form relating to the meeting of the Company's stockholders to be held in connection with the Merger (the "Proxy Statement") and (2) such other filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (B) the filing of the Articles of Merger as contemplated by Section 1.1 and appropriate documents with the relevant authorities of states in which the Company is qualified to do business, (C) filings pursuant to the rules of the NYSE, and (D) filings (the "HSR Filings") under the HSR Act.
     (e)  SEC Documents  The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since August 31, 1994 (as such documents have since the time of their filing been amended, the "Company SEC Documents"), which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, (i) the Company SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and (ii) none of the
Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents (including, without limitation, the audited balance sheet and related statements of operations, stockholders' equity and cash flows of the Company and its subsidiaries for the fiscal year ended August 31, 1994, as audited by KPMG Peat Marwick LLP ("KPMG") (such balance sheet and related statements are referred to hereinafter as the "Year-End Financial Statements"), and the unaudited financial statements of the Company and its subsidiaries for the fiscal quarters ended March 31, 1995 and November 30, 1994 and for the transition period from September 1, 1994 to December 31, 1994 (collectively, the "Unaudited Financial Statements"), including the balance sheet of the Company and its subsidiaries dated March 31, 1995 (the "Balance Sheet")) complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations, stockholders' equity and cash flows for the periods then ended in accordance with GAAP. All material agreements, contracts and other documents required to be filed as exhibits to any of the Company SEC Documents have been so filed.
     (f)  Information Supplied     None of the information provided
by or on behalf of the Company relating to the Company and its business for inclusion or incorporation by reference in the registration statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information included or incorporated by reference in the Proxy Statement (other than information concerning Parent or Sub provided by or on behalf of Parent or Sub for inclusion or incorporation by reference therein) will, at the date of mailing to stockholders of the Company and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement (except for information concerning Parent or Sub provided by or on behalf of Parent or Sub for inclusion or incorporation by reference therein) will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.
     (g)  Absence of Certain Changes or Events    Since March 31,
1995, except as disclosed in the Company SEC Documents filed since such date, there has not been: (i) any event, occurrence, fact, condition, change, development or effect ("Event") that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company (other than any Event that generally affects other companies in the Company's line of business or that affects other companies generally); (ii) any event which, if it had taken place following the execution of this Agreement, would not have been permitted by Section 4.1(b), (c),
(f), (g) or (h) without the prior consent of Parent; (iii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement; (iv) any material change in accounting methods or practices (or any disagreement with the Company's independent public accountants with respect to such methods or practices) or any material change in depreciation or amortization policies or rates applicable to the Company or any of its subsidiaries; or (v) any incurrence of any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) not incurred in the ordinary course of business consistent with past practice or any other failure by the Company or any of its subsidiaries to conduct its business in the ordinary course consistent with past practice.
     (h)  Compliance with Applicable Laws    The Company and its
subsidiaries are in compliance with all applicable laws and regulations, except where the failure to be in such compliance would not reasonably be expected to have a Material Adverse Effect on the Company. The Company has received all necessary material approvals from the Federal Food and Drug Administration ("FDA") and any similar state agencies in connection with its and its subsidiaries' products, and has made all material notifications, registrations and listings to or with the FDA (including pursuant to Section 510(k) of the Federal Food, Drug and Cosmetic Act) and any similar state agencies with respect to the Company's and its subsidiaries' medical devices. As of the date hereof, no investigation by any Governmental Entity with respect to the Company or any of its subsidiaries is pending or, to the Company's best knowledge, threatened.
     (i) Environmental (i) The Company and its subsidiaries hold, and are and have been in material compliance with, all Environmental Permits (as defined below), and are and have been otherwise in material compliance with all applicable Environmental Laws (as defined below); and there is no condition in existence on the date hereof known to the Company that could reasonably be expected to prevent or materially interfere with the reissuance of any Environmental Permits or compliance with Environmental Laws in the future;
     (ii) to the best of the Company's knowledge no modification, revocation, reissuance, alteration, transfer, or amendment of the Environmental Permits, or any review by, or approval of, any third party of the Environmental Permits is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby or the continuation of the business of the Company or its subsidiaries following such consummation;
     (iii) neither the Company nor any of its subsidiaries has received any Environmental Claim (as defined below), and neither the Company nor any of its subsidiaries is aware of any threatened Environmental Claim;
     (iv) the Company and its subsidiaries have not entered into, have not agreed to, and are not subject to any judgment, decree, order or other similar requirement of any Governmental Entity under any Environmental Laws, including without limitation those relating to compliance with Environmental Laws or to investigation, cleanup, remediation or removal of, or exposure to, Hazardous Substances (as defined below);
     (v) the Company and its subsidiaries have not assumed, contractually or by operation of law, any liabilities or obligations under any Environmental Laws; and
     (vi) the Company and its subsidiaries have accrued or otherwise provided, in accordance with generally accepted accounting principles, for all damages, liabilities, penalties or costs that they may incur in connection with any claim pending or threatened against them, or any requirement that is or may be applicable to them, under any Environmental Laws, and such accrual or other provision is reflected in the Company's most recent consolidated financial statements, which have been provided to Parent.
     (vii) For purposes of this Agreement, the following terms shall have the following meanings:
     "Environmental Claim" means any written or oral notice, claim, demand, action, suit, complaint, proceeding or other communication by any person alleging liability or potential liability (including without limitation liability or potential liability for investigatory costs, cleanup costs, governmental response costs, natural resource damages, property damage, personal injury, fines or penalties) arising out of, relating to, based on or resulting from (i) the presence, discharge, emission, release or threatened release of any Hazardous Materials at any location, (ii) circumstances forming the basis of any violation or alleged violation of any Environmental Laws or Environmental Permits, or
(iii) otherwise relating to obligations or liabilities under any Environmental Law.
     "Environmental Permits" means all permits, licenses, registrations and other governmental authorizations required under Environmental Laws for the Company or any of its subsidiaries to conduct their operations.
     "Environmental Laws" means all applicable foreign, federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating to the environment or occupational health and safety.
     "Hazardous Materials" means all hazardous, dangerous or toxic substances, wastes, materials or chemicals, petroleum (including crude oil or any fraction thereof) and petroleum products, asbestos and asbestos-containing materials, pollutants, contaminants and all other materials, substances and forces, including but not limited to electromagnetic fields, regulated pursuant to any Environmental Laws or that could result in liability under any Environmental Laws.
     (j)  Litigation     There are no material claims, actions,
suits or legal or administrative arbitrations or other proceedings or investigations relating to matters other than product liability matters pending against the Company or any of its subsidiaries, or, to the Company's best knowledge, threatened against or affecting the Company or any of its subsidiaries, or to which the Company or any of its subsidiaries is a party, before or by any Federal, foreign, state, local or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity. There are no existing or, to the best knowledge of the Company, threatened material orders, judgments or decrees of any court or other Governmental Entity which specifically apply to the Company, any of its subsidiaries or any of their respective properties or assets.
     (k)  Product Liability Matters     The Company and its
subsidiaries have submitted to its product liability insurance carriers all material claims of product liability of the Company or any of its subsidiaries and knows of no claims which should have been submitted to its product liability insurance carriers but were not so submitted. Parent has previously been afforded access to all files containing relevant documents in the Company's possession in connection with the foregoing. None of the Company, any of its subsidiaries or, to the Company's best knowledge, any employee or agent of the Company or any of its subsidiaries has made any untrue statement of a material fact or omitted to state a material fact in connection with obtaining or renewing any insurance policy providing product liability coverage in respect of the products of the Company or any of its subsidiaries which could result in the loss of all or any portion of such coverage. The Company is not aware of any notice or communication from any insurance company or any representative thereof stating or indicating that any insurance policy of the Company or any of its subsidiaries may not provide coverage up to the limits of such policy for any liability, loss or damage which may be incurred or suffered by the Company or any of its subsidiaries in connection with the product liability claims listed in the Disclosure Schedule, other than the possible lack of coverage for punitive damages and claims for deductible amounts.
     (l)  Taxes     (i)  The Company and each of its subsidiaries
(and any consolidated, combined, unitary or aggregate group for tax purposes of which the Company or any of its subsidiaries is or has been a member) have timely filed all tax returns required to be filed by any of them and have paid (or had paid on their behalf), or have set up an adequate reserve for the payment of, all taxes required to be paid, and the most recent financial statements contained in the Company SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries accrued through the date of such financial statements. No material deficiencies for any taxes have been proposed, asserted or assessed against the Company or any of its subsidiaries that are not adequately reserved for, no audit of any tax return of the Company or any of its subsidiaries is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any taxes has been granted to the Company or any of its subsidiaries and is currently in effect. For the purpose of this Agreement, the term "tax" (including, with correlative meaning, the terms "taxes" and "taxable") shall include, except where the context otherwise requires, all Federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise, occupancy and other taxes, duties or assessments in the nature of a tax, together with all interest, penalties and additions imposed with respect to such amounts, and the term "tax return" shall mean any return, report or statement required to be filed with any governmental authority with respect to taxes.
     (ii) Neither the Company or any of its subsidiaries has participated in an international boycott as defined in Code Section 999.
     (iii)Neither the Company nor any of its subsidiaries is, and none of them has been, a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii).
     (iv) The Company has not made or become obligated to make, and will not as a result of the Merger or any of the other transactions contemplated hereby make or become obligated to make, any "excess parachute payment" as defined in Code Section 280G (without regard to subsection (b)(4) and (b)(5) thereof).
     (m) Benefit Plans (i) With respect to each employee benefit plan (including, without limitation, any "employee benefit plan", as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") specifically, without limitation, pension, profit sharing, stock bonus, medical reimbursement, life insurance, disability and severance pay plans) and all other material employee benefit plans and arrangements, payroll practices, agreements, programs and policies (including, without limitation, plans or arrangements providing for deferred compensation, bonuses, stock options or any similar compensation or benefit plan, or arrangement (all the foregoing being herein called "Benefit Plans"), maintained or contributed to by the Company or any "Commonly Controlled Entity" (within the meaning of Section 414 of the Code) (the "Company Benefit Plans"), to the extent applicable, the Company has delivered to Parent a true and correct copy of (A) the three most recent annual reports (Form 5500 series) filed with the IRS, (B) such Company Benefit Plan, (C) each trust agreement relating to such Company Benefit Plan or a description of the material terms of any such Company Benefit Plan, (D) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (E) the three most recent actuarial reports or valuations relating to any Company Benefit Plan subject to Title IV of ERISA and (F) the most recent determination letter issued by the IRS with respect to any Company Benefit Plan qualified under Section 401 (a) of the Code.
     (ii) With respect to the Company Benefit Plans, individually and in the aggregate, no event has occurred and, to the best knowledge of the Company, there exists no condition or set of circumstances, in connection with which the Company or any Commonly Controlled Entity could be subject to any liability that is reasonably likely to have a Material Adverse Effect on the Company (other than routine benefit claims and funding obligations payable in the ordinary course of business) under ERISA, the Code or any other applicable law.
     (iii) Neither the Company nor any Commonly Controlled Entity of the Company maintains or contributes to or has any liability in respect of any "multiemployer plan" (as such term is defined in section 3(37) of ERISA) and neither the Company nor any Commonly Controlled Entity of the Company has incurred any material liability that remains unsatisfied with respect to any such plans or has incurred any material liability which remains unsatisfied under Sections 4062, 4063, 4064, 4069 or 4201 of ERISA.
     (iv) With respect to any Company Plan or the plan of any Commonly Controlled Entity of the Company which is not a multiemployer plan, but is subject to Title IV of ERISA, the present value of all obligations under each such plan (based upon the assumptions used to fund each such plan) did not, as of the last annual valuation date prior to the date hereof, exceed the value of the assets of each such plan allocable to such obligations.
     (v) No Company Benefit Plan, program or arrangement exists which could result in the payment to any Company employee of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee as a result of the transactions contemplated by this Agreement, whether or not such payment would constitute a parachute payment within the meaning of
Section 280G of the Code.
     (n) Labor Controversies None of the Company or any of its subsidiaries is a party to any collective bargaining agreement. There have not been and are not now existing any threats of strikes, work stoppages or demands for collective bargaining, or, to the best knowledge of the Company, any organizational efforts, by any union or like organization respecting the Company or any of its subsidiaries. There are no present salaried employees of the Company or any of its subsidiaries who have expressed to the Company an intention not to continue in such employ upon the consummation of the Merger or the other transactions contemplated hereunder, whose departure may have a Material Adverse Effect.
     (0)  Properties     The Disclosure Schedule sets forth list of
all real property owned by the Company or its subsidiaries. The Company or one of its subsidiaries (i) has good, valid and marketable title to all the properties and assets reflected in the Year-End Financial Statements and Unaudited Financial Statements as being owned by the Company or one of its subsidiaries or acquired after the date thereof which are material to the Company's business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (A) statutory liens securing payments not yet due and (B) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (ii) is the lessee of all leasehold estates reflected in the Year-End Financial Statements and Unaudited Financial Statements or acquired after the date thereof which are material to its business on a consolidated basis (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the lessee or, to the Company's best knowledge, the lessor which default would reasonably be expected to have a Material Adverse Effect on the Company.
     (p)  Intellectual Property    The Company or one of its
subsidiaries possess all those patents, patent applications, patent licenses, trade names, trademarks, servicemarks, copyrights, formulae and other proprietary rights which are material to the Company's business on a consolidated basis and without any known conflict with the rights of others, and to the best knowledge of the Company, no person has made any claims or threatened that the Company or any of its subsidiaries is in violation or has infringed any patent, patent license, trade name, trademark, servicemark, or copyright, of such third party, and no assignments, grants, or licenses to use such marks, copyright, know-how, formulae or rights have been granted by the Company or any of its subsidiaries. All licenses, permits, and approvals listed in and described on the Disclosure Schedule are to the Company's best knowledge valid and in full force and effect and, to the Company's best knowledge, each of such licenses, permits and approvals shall, following the consummation of the Merger and the other transactions herein contemplated, be valid and fully enforceable, without the consent of any third party.
     (q) Insurance The Company and each of its subsidiaries are insured in such amounts and against such risks as are usually insured against by persons operating in the businesses in which the Company and its subsidiaries operate, and all policies relating to such insurance are in full force and effect.
     (r)  Records   (i)  The respective corporate record books of
or relating to the Company and each of its Significant Subsidiaries made available to Parent by the Company contain accurate and substantially complete records of (x) all material corporate actions of the respective stockholders and directors (and committees thereof) of the Company and its subsidiaries and (y) the Articles of Organization, By-laws and/or other governing instruments of the Company and its Significant Subsidiaries.
     (ii) The books and records of the Company and its subsidiaries are substantially complete and correct.
     (s) Company Rights Plan (i) The Rights Agreement, dated as of September 24, 1990 (the "Rights Plan") has been amended to provide that (x) none of the approval, execution or delivery of this Agreement, or the consummation of the Merger and the other transactions contemplated hereby, will cause (1) the Rights (as defined in the Rights Plan) issued pursuant to the Rights Plan to become exercisable under the Rights Plan, (2) Parent, Sub and/or any of their Affiliates or Associates (as such terms are defined in the Rights Plan), individually or in the aggregate, to be deemed an "Acquiring Person" (as defined in the Rights Plan), or (3) the "Stock Acquisition Date" (as defined in the Rights Plan) or the "Distribution Date" (as defined in the Rights Plan) to occur upon any such event.
     (ii) The "Distribution Date" (as defined in the Rights Plan) has not occurred.
     (t) Certain Chapters of the MBCL Not Applicable The provisions of Chapters 110C, 110D and 110F of the MBCL will not, prior to the termination of this Agreement, apply to this Agreement, the Merger or the other transactions contemplated by this Agreement. Other than Chapters 110C, 110D and 110F of the MBCL, (i) no state takeover statute or similar statute or regulation applies or purports to apply to this Agreement, the Merger or the other transactions contemplated by this Agreement, and (ii) no provision of the Articles of Organization, By-laws and/or other governing instruments of the Company or any of its subsidiaries would restrict or impair the ability of Parent to vote, or otherwise to exercise the rights of a stockholder with respect to, shares of the Company and any of its subsidiaries that may be acquired or controlled by Parent.
     (u) Opinion of Financial Advisor The Company has received the opinion of Hambrecht & Quist LLC ("H&Q") dated May 23, 1995 to the effect that, as of such date, the consideration to be received by the stockholders of the Company pursuant to this Agreement is fair to such stockholders from a financial point of view, a signed copy of which opinion has been delivered to Parent.
     (v) Vote RequiredThe affirmative vote of the holders of two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon is the only vote of the holders of any class or series of capital stock of the Company necessary to approve this Agreement and the transactions contemplated hereby.
     (w) Accounting Matters Neither the Company nor, to the Company's best knowledge, any of its affiliates, has through the date of this Agreement, taken or agreed to take any action that would prevent Parent from accounting for the business combination to be effected by the Merger as a "pooling of interests".
     3.2 Representations and Warranties of Parent and Sub Parent and Sub jointly and severally represent and warrant to the Company as follows:
     (a)  Organization, Standing and Power   Each of Parent, its
Significant Subsidiaries and Sub is a corporation, partnership or other legal entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect on Parent.
     (b)  Capital Structure   (i)  The authorized capital stock of
Parent consists of 300,000,000 shares of Parent Common Stock and 5,000,000 shares of Preferred Stock of Parent, par value $1.00 per share ("Parent Preferred Stock"). At the close of business on May 23, 1995, (A) 52,143,310 shares of Parent Common Stock were outstanding, 2,831,662 shares of Parent Common Stock were reserved for issuance upon the exercise of outstanding stock options granted pursuant to the Parent stock option, the Parent stock award and the Parent restricted stock plans (the "Parent Stock Plans") and no shares of Parent Common Stock were held by Parent in its treasury or by its subsidiaries; and (B) no shares of Parent Preferred Stock were issued or outstanding.
     (ii) As of the date hereof, no Voting Debt of Parent was issued or outstanding. All outstanding shares of Parent capital stock are, and the shares of Parent Common Stock (A) to be issued pursuant to or as specifically contemplated by this Agreement, (B) which may be issued pursuant to the Parent Stock Plans and (C) when issued in accordance with this Agreement upon exercise of the Company Stock Options, as the case may be, will be, validly issued, fully paid and nonassessable and not subject to preemptive rights.
     (iii) As of the date hereof, except for this Agreement, the Parent Stock Plans and the Rights Agreement, dated as of October 9, 1985, as the same may be amended pursuant to Section 4.2(a) hereof (the "Parent Rights Plan"), there are no options, warrants, calls, rights, commitments or agreements of any character to which Parent or any Significant Subsidiary of Parent is a party or by which it is bound obligating Parent or any Significant Subsidiary of Parent to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or any Voting Debt of Parent or of any Significant Subsidiary of Parent or obligating Parent or any Significant Subsidiary of Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. As of the date hereof, there are no outstanding contractual obligations of Parent or any of its Significant Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of Parent or any of its Significant Subsidiaries.
     (iv) As of the date hereof, the authorized capital stock of Sub consists of 1,000 shares of Common Stock, par value $.01 per share, all of which are validly issued, fully paid and nonassessable and are owned by Parent.
     (c) Authority (i) Parent and Sub have all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent or Sub, as the case may be. This Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent or Sub, as the case may be, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
     (ii) Subject to compliance with the applicable requirements of the Securities Act and any applicable state securities laws, the Exchange Act, the HSR Act and the filing of the Articles of Merger, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not result in any Violation pursuant to (x) any provision of the Certificate of Incorporation or By-laws of Parent, the Articles of Organization or By-laws of Sub, or the other governing instruments of any other subsidiary of Parent or (y) except as disclosed in writing to the Company prior to the date hereof and subject to obtaining or making the consents, approvals, orders, authorizations, registrations, declarations and filings referred to in paragraph (iii) below, any loan or credit agreement, note, mortgage, indenture, lease, Benefit Plan or other agreement, obligation, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent, Sub or any other subsidiary of Parent or their respective properties or assets except Violations under clause (y) above which do not or would not reasonably be expected to have a Material Adverse Effect on Parent.
     (iii) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Parent, Sub or any other subsidiary of Parent in connection with the execution and delivery of this Agreement by Parent and Sub, the consummation by Parent or Sub, as the case may be, of the transactions contemplated hereby, and compliance by Parent and Sub with any of the provisions hereof, the failure to obtain which would have a Material Adverse Effect on Parent, except for (A) the filing with the SEC of (1) the S-4, (2) the Proxy Statement and (3) such other filings under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and the obtaining from the SEC of such orders as may be required in connection therewith, (B) such filings and approvals as are required to be made or obtained under the securities or blue sky laws of various states in connection with the transactions contemplated by this Agreement, (C) the filing of the Articles of Merger as contemplated by Section 1.1 and appropriate documents with the relevant authorities of states in which Parent and Sub are qualified to do business, (D) filings pursuant to the rules of the NYSE, and (E) the HSR Filings.
     (d)  SEC Documents  Parent has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since December 31, 1994 (as such documents have since the time of their filing been amended, the "Parent SEC Documents"), which are all the documents (other than preliminary material) that Parent was required to file with the SEC since such date. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present the consolidated financial position of Parent and its consolidated subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. All material agreements, contracts and other documents required to be filed as exhibits to any of the Parent SEC Documents have been so filed.
     (e)  Information Supplied     None of the information included
or to be incorporated by reference in the S-4 (other than information concerning the Company or its subsidiaries provided by or on behalf of the Company for inclusion or incorporation by reference therein) will, at the time the S-4 is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. None of the information concerning Parent or Sub provided by or on behalf of Parent or Sub for inclusion or incorporation by reference in the Proxy Statement will, at the date of mailing to stockholders and at the times of the meetings of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The S-4 (except for information concerning the Company or its subsidiaries provided by or on behalf of the Company or its subsidiaries for inclusion or incorporation by reference therein) will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder.
     (f)  Absence of Certain Changes or Events    Except as
disclosed in the Parent SEC Documents filed prior to the date of this Agreement, since December 31, 1994, there has not been: (i) any Event that has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent (other than an Event that generally affects other companies in Parent's line of business or that affects other companies generally) or (ii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of Parent to consummate the transactions contemplated by this Agreement.

     (g)  Compliance with Applicable Laws    Parent and its
subsidiaries are in compliance with all applicable laws and regulations, except where the failure to be in such compliance would not have a Material Adverse Effect on Parent. As of the date hereof, no investigation by any Governmental Entity with respect to the Parent or any of its subsidiaries is pending or, to Parent's best knowledge, threatened, except as disclosed in the Parent SEC Documents or in such other reports, schedules, registration statements and definitive proxy statements filed by Parent with the SEC since December 31, 1990.
     (h)  Litigation     Except as disclosed in the Parent SEC
Documents or in such other reports, schedules, registration statements and definitive proxy statements filed by Parent with the SEC since December 31, 1990, there are no claims, actions, suits or legal or administrative arbitrations or other proceedings or investigations pending against Parent or any of its subsidiaries, or, to the Parent's best knowledge, threatened against or affecting Parent or any of its subsidiaries, or to which Parent or any of its subsidiaries is a party, before or by any Federal, foreign, state, local or other governmental or non-governmental department, commission, board, bureau, agency, court or other instrumentality, or by any private person or entity, which claim, action, suit or legal or administrative arbitration or other proceeding or investigation, if adversely determined, would reasonably be expected to have a Material Adverse Effect on Parent. There are no existing or, to the best knowledge of the Company, threatened orders, judgments or decrees of any court or other Governmental Entity which specifically apply to Parent, any of its subsidiaries or any of their respective properties or assets which would reasonably be expected to have a Material Adverse Effect on Parent.
     (i)  Interim Operations of Sub     Sub was incorporated on May
23, 1995, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

ARTICLE IV
              COVENANTS RELATING TO CONDUCT OF BUSINESS
     4.1  Covenants of Company     During the period from the date
of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that Parent shall otherwise consent in writing):
     (A)  Ordinary Course     The Company and its subsidiaries
shall carry on their respective businesses in the usual, regular and ordinary course and use reasonable efforts to preserve intact their present business organizations, maintain their rights and franchises and preserve their relationships with customers, suppliers and others having business dealings with them. The Company shall not, nor shall it permit any of its subsidiaries to,
(i) enter into any new material line of business or (ii) incur or commit to any capital expenditures or any obligations or liabilities in connection therewith other than capital expenditures and obligations or liabilities incurred or committed to in the ordinary course of business consistent with past practice.

     (b)  Dividends; Changes in Stock   The Company shall not, nor
shall it permit any of its subsidiaries to, nor shall the Company propose to, (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.
     (c)  Issuance of Securities   The Company shall not, nor shall
it permit any of its subsidiaries to, issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares or Voting Debt, or enter into any agreement with respect to any of the foregoing, other than issuances of Company Common Stock pursuant to exercises of options to purchase shares of Company Common Stock pursuant to Company Stock Plans.
     (d) Governing Documents The Company shall not amend or propose to amend, nor shall it permit any of its subsidiaries to amend, their respective certificates of incorporation, articles of organization, by-laws or other governing instruments.
     (e)  No Solicitations    The Company shall not, nor shall it
permit any of its subsidiaries to, directly or indirectly, through any officer, director, employee or agent, initiate, solicit or knowingly encourage (including by way of furnishing information or assistance), or take any other action to facilitate knowingly, any inquiries or the making of any proposal that constitutes, or would reasonably be expected to lead to, any Competing Transaction (as defined below), or enter into or maintain or continue discussions or negotiate with any person in furtherance of such inquiries or to obtain a Competing Transaction, or agree to or endorse any Competing Transaction, or authorize or permit any of the officers, directors or employees of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its subsidiaries to take any such action. The Company shall notify Parent in writing (as promptly as practicable) if any written or oral proposal relating to a Competing Transaction is made and shall keep Parent promptly advised of all such proposals, and shall provide a copy of any written proposals and a summary of all oral proposals. Nothing contained in this Section 4.1(e) shall prohibit the Company from (i) furnishing information to, or entering into discussions or negotiations with, any person that makes an unsolicited written, bona fide proposal to acquire it pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, if, (A) the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that the taking of such action would be consistent with, or the failure to take such action would be inconsistent with, the Board of Directors' fiduciary duties to stockholders under applicable law, and (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person, the Company (x) provides reasonable notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person and (y) receives from such person an executed confidentiality agreement no less favorable to the Company than the Confidentiality Agreement (as defined in Section 5.6),
(ii) complying with Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to a tender or exchange offer, or
(iii) failing to make or withdrawing or modifying its recommendation referred to in Section 5.4, or recommending an unsolicited, bona fide proposal to acquire the Company pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or other similar transaction, following the receipt of such a proposal, if the Board of Directors of the Company, after consultation with independent legal counsel, determines in good faith that the taking of such action would be consistent with, or the failure to take such action would be inconsistent with, the Board of Directors' fiduciary duties to stockholders under applicable law. As used in this Agreement, "Competing Transaction" shall mean any of the following (other than the transactions contemplated by this Agreement) involving the Company or any of its Significant
Subsidiaries: (i) any merger, consolidation, share exchange, exchange offer, business combination, recapitalization, liquidation, dissolution or other similar transaction involving such person; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of the assets of such person and its subsidiaries prohibited by Section 4.1(g); (iii) any tender offer or exchange offer for 33-1/3% or more of the outstanding shares of capital stock of such person or the filing of a registration statement under the Securities Act in connection therewith; (iv) any person or group having acquired beneficial ownership of 15% or more of the outstanding shares of capital stock of such person (other than Kaufmann Fund, Inc.) with respect to Company Common Stock); or (v) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.
     (f)  No Acquisitions     The Company shall not, nor shall it
permit any of its subsidiaries to, (i) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or
(ii) otherwise acquire or agree to acquire any assets which, in the case of this clause (ii), are material, individually or in the aggregate, to the Company.
     (g)  No Dispositions     Other than as may be required by law
to consummate the transactions contemplated hereby (including the Option Agreement), the Company shall not, nor shall it permit any of its subsidiaries to, sell, lease, encumber or otherwise dispose of, or agree to sell, lease, encumber or otherwise dispose of any of its assets (including capital stock of subsidiaries), except as disclosed in the Disclosure Schedule and for dispositions in the ordinary course of business consistent with past practice.
     (h)  Indebtedness   The Company shall not, nor shall it permit
any of its subsidiaries to, (i) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire any long-term debt securities of the Company or any of its subsidiaries or guarantee any long-term debt securities of others or enter into or amend any contract, agreement, commitment or arrangement with respect to any of the foregoing, other than (x) in replacement for existing or maturing debt, (y) indebtedness of any subsidiary of the Company to the Company or to another subsidiary of the Company or (z) other borrowing under existing lines of credit in the ordinary course of business consistent with prior practice or (ii) make any loans, advances or capital contributions to any person.
     (i) Other Actions The Company shall not, nor shall it permit any of its subsidiaries to, take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals (as defined in Section 6.1(c)) without imposition of a condition or restriction of the type referred to in Section 6.2(d).
     (j)  Advice of Changes; Government Filings   The Company shall
confer on a regular basis with Parent, report on operational matters and promptly advise Parent, orally and in writing of any change or event having, or which would reasonably be expected to have a Material Adverse Effect on the Company or which would cause or constitute a material breach of any of the representations, warranties or covenants of the Company contained herein. The Company shall file all reports required to be filed by the Company with the SEC between the date of this Agreement and the Effective Time and shall deliver to Parent copies of all such reports promptly after the same are filed. The Company shall cooperate with Parent in determining whether any filings are required to be made with, or consents required to be obtained from, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents. The Company shall promptly provide Parent with copies of all other filings made by the Company with any state or Federal Governmental Entity (excluding the HSR Filing) in connection with this Agreement, the Merger or the other transactions contemplated hereby.
     (k) Accounting Methods The Company shall not change its methods of accounting in effect at March 31, 1995, except as required by changes in GAAP as concurred in by the Company's independent auditors.
     (l)  Pooling and Tax-Free Reorganization Treatment     The
Company shall not intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "pooling of interests" for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Code.
     (m) Benefit Plans During the period from the date of this Agreement and continuing until the Effective Time, the Company agrees as to itself and its subsidiaries that it will not, without the prior written consent of Parent, except as set forth in the Disclosure Schedule, (i) enter into, adopt, amend (except as may be required by law) or terminate any Company Benefit Plan or any other employee benefit plan or any agreement, arrangement, plan or policy between the Company or any of its subsidiaries, on the one hand, and one or more of its directors or officers, on the other hand,
(ii) except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate, do not result in a material increase in benefits or compensation expense to the Company or any of its subsidiaries, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan and arrangement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares) or enter into any contract, agreement, commitment or arrangement to do any of the foregoing or (iii) enter into or renew any contract, agreement, commitment or arrangement providing for the payment to any director, officer or employee of the Company or any of its subsidiaries of compensation or benefits contingent, or the terms of which are materially altered, upon the occurrence of any of the transactions contemplated by this Agreement or the Stock Option Agreements.
     (n) Tax Elections Except in the ordinary course of business and consistent with past practice, the Company shall not make any material tax election or settle or compromise any material federal, state, local or foreign income tax claim or liability or amend any previously filed tax return in any respect.
     4.2 Covenants of Parent Except as expressly contemplated by this Agreement, after the date hereof and prior to the Effective Time, without the prior written consent of the Company:
     (a) Dividends, Distributions and Issuances Except pursuant to, or in connection with any amendment of, Parent's Rights Plan, Parent will not (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, except for regular quarterly dividends on Parent Common Stock, (ii) split, combine or reclassify or otherwise alter Parent Common Stock or (iii) issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock.
     (b) Benefit Plans Following the Effective Time, Parent or one of its subsidiaries shall provide employee benefit plans for each continuing employee or participant on terms no less favorable in the aggregate than those provided to employees in the Company Benefit Plans. Notwithstanding any of the foregoing to the contrary, Parent shall assume the employment and severance agreements entered into between the Company and certain individuals which are listed in Exhibit D hereto, and Parent agrees that, notwithstanding the terms of such agreements, the severance provisions therein with respect to the "change in control" triggered by the consummation of the transactions contemplated hereby shall remain in full force and effect for a period of not less than one year after the Effective Time. Parent shall offer to enter into an employment agreement with Edward J. Quilty which will be effective upon the Effective Time and which shall provide, among other things, that (a) such individual shall be granted options under the Parent Option Plans commensurate with his position and
(b) the severance provisions contained in his current employment and severance agreement shall remain in full force and effect as provided in the preceding sentence.
     (c) Other Actions Neither Parent nor Sub shall, nor shall it permit any of their respective subsidiaries to, take any action that would, or might reasonably be expected to, result in any of its representations and warranties set forth in this

Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VI not being satisfied, or which would adversely affect the ability of any of them to obtain any of the Requisite Regulatory Approvals (as defined in Section 6.1(c)) without imposition of a condition or restriction of the type referred to in Section 6.2(d).
     (d) Government Filings The Parent shall file all reports required to be filed by the Parent with the SEC between the date of this Agreement and the Effective Time and shall deliver to the Company copies of all such reports promptly after the same are filed. The Parent shall cooperate with the Company in determining whether any filings are required to be made with, or consents required to be obtained from, any third party or Governmental Entity prior to the Effective Time in connection with this Agreement or the transactions contemplated hereby, and shall cooperate in making any such filings promptly and in seeking to obtain timely any such consents. The Parent shall promptly provide the Company with copies of all other filings made by the Parent with any state or Federal Governmental Entity (excluding the HSR Filings) in connection with this Agreement, the Merger or the other transactions contemplated hereby.
     (e) Tax-Free Reorganization Treatment The Parent shall not intentionally take or cause to be taken any action, whether before or after the Effective Time, which would disqualify the Merger as a "reorganization" within the meaning of

Section 368(a) of the Code.

ARTICLE V
          ADDITIONAL AGREEMENTS
    5.1 Preparation of S-4 and the Proxy StatementThe Company shall promptly prepare and file with the SEC the Proxy Statement and Parent shall prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Parent shall also take any action required to be taken under any applicable state securities and Blue Sky laws in connection with the issuance of Parent Common Stock in the Merger and Parent Common Stock upon the exercise of the Company Stock Options, and as contemplated by this Agreement; provided, however, that with respect to such qualifications neither Parent nor the Company shall be required to register or qualify as a foreign corporation or to take any action which would subject it to general service of process in any jurisdiction where any such entity is not now so subject.  Parent shall take any action
required to cause Parent Common Stock to be issued in the Merger to be approved for listing on the NYSE, subject to official notice of issuance thereof. The Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.
Each of the Company and Parent will notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by
the SEC or its staff for amendments or supplements to the S-4 or the Proxy Statement or for additional information and will supply the other with copies of all correspondence with the SEC or its staff with respect to the S-4 or the Proxy Statement.
5.2  Letter of Company's Accountants    The Company shall use all
reasonable efforts to cause to be delivered to Parent a copy of a letter of KPMG, the Company's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to the Company, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4 (which shall be accompanied by a letter from KPMG to Parent to the effect that Parent may rely on the letter referred to above as if it had been addressed to Parent).
5.3  Letter of Parent's Accountants     Parent shall use all
reasonable efforts to cause to be delivered to the Company a copy of a letter of Arthur Andersen, LLP ("Arthur Andersen"), Parent's independent auditors, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.
5.4 Stockholder Meeting The Company shall call a meeting of its stockholders to be held as promptly as practicable for the purpose of voting upon the approval of this Agreement, the Merger and the other transactions contemplated hereby. The Company will, through its Board of Directors, recommend to its stockholders approval of such matters, unless the taking of such action would be inconsistent with the Board of Directors' fiduciary duties to stockholders under applicable laws, as determined by such directors in good faith after consultation with independent legal counsel.
The Company shall coordinate and cooperate with Parent with respect to the timing of such meeting and shall use its best efforts to hold such meeting as soon as practicable after the date on which the S-4 becomes effective. This Section 5.4 shall not prohibit accurate disclosure by a party that is required in any Company SEC Document or Parent SEC Document (including the Proxy Statement and the S-4) or otherwise under applicable law of the opinion of the Board of Directors of such party as of the date of such SEC
Document or such other required disclosure as to the transactions contemplated hereby or as to any takeover proposal.
5.5  Legal Conditions to Merger    Each of the Company and Parent
shall, and shall cause its subsidiaries to, use all reasonable efforts (i) to take, or cause to be taken, all actions necessary to comply promptly with all legal requirements which may be imposed on such party or its subsidiaries with respect to the Merger and to consummate the transactions contemplated by this Agreement, subject to the appropriate vote of stockholders of the Company described in
Section 6.1(a), and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and of any other public or private third party which is required to be obtained or made by such party or any of its subsidiaries in connection with the Merger and the transactions contemplated by this Agreement; provided, however, that a party shall not be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order, approval or exemption is likely, in such party's reasonable opinion, (x) to be materially burdensome to such party and its subsidiaries taken as a whole or to impact in a materially adverse manner the economic or business benefits of the transactions contemplated by this Agreement so as to render uneconomic the consummation of the Merger or (y) in the case of the Company to result in the imposition of a condition or restriction on the Company, the Surviving Corporation or any of their respective subsidiaries of the type referred to in Section 6.2(d). Each of the Company and Parent will promptly cooperate with and furnish information to the other in connection with any such burden suffered by, or requirement imposed upon, any of them or any of their subsidiaries in connection with the foregoing.
5.6  Access to Information    Upon reasonable notice, the Company
and Parent shall each (and shall cause each of their respective subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective
Time, to all its properties, books, contracts,
commitments and records and, during such period, each of the
Company and Parent shall (and shall cause each of their respective subsidiaries to) make available to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. The parties will hold any such information which is nonpublic in confidence to the extent required by, and in accordance with, the provisions of the letter dated December 29, 1994 between the Company and Parent (the "Confidentiality Agreement"). No investigation by either Parent or the Company shall affect the representations and warranties of the other, except to the extent such representations and warranties are by their terms qualified by disclosures made to such first party.
5.7  Affiliates     At least 40 days prior to the Closing Date, the
Company shall deliver to Parent a letter identifying all persons who are, at the time this Agreement is submitted for approval to the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use all reasonable efforts to cause each person named on the letter delivered by it to deliver to Parent on or prior to the Closing
Date a written agreement, substantially in the form attached as
Exhibit E hereto.
5.8 Stock Options (a) Except as otherwise agreed to between Parent and the Company, (i) at the Effective Time, each outstanding option to purchase shares of Company Common Stock (a "Company Stock Option") issued pursuant to any Company Stock Plan, whether vested or unvested, shall be assumed by Parent, and (ii) each Company Stock Option shall be deemed to constitute an option to acquire, on substantially the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent Common Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such option in full immediately prior to the Effective Time, at a price per share equal to (y) the aggregate exercise price for the shares of Company Common Stock otherwise purchasable pursuant to such Company Stock Option divided by (z)
the number of shares of Parent Common Stock deemed purchasable pursuant to such Company Stock Option (provided that Parent shall not be required to assume options for partial shares of Parent Common Stock, which shall be paid out in cash); provided, however, that in the case of any option to which section 421 of the Code applies by reason of its qualification under section 422 of the
Code ("incentive stock options"), the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with section 424(a) of the Code.
     (b) As soon as practicable after the Effective Time, Parent shall deliver to the holders of Company Stock Options appropriate notices setting forth such holders' rights pursuant to the Company Plans and the agreements evidencing the grants of such Company Stock Options shall continue in effect on the same terms and conditions (subject to the adjustments required by this
Section 5.8 after giving effect to the Merger and the assumption by Parent as set forth above and until otherwise determined). If necessary, Parent shall comply with the terms of the Company Plans and ensure, to the extent required by, and subject to the provisions of, such Plan, that Company Stock Options which
qualified as incentive stock options prior to the Effective Time continue to qualify as incentive stock options of Parent after the Effective Time.
     (c) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of Company Stock Options assumed by it in accordance with this Section 5.8. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Parent Common Stock subject to such options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who subsequent to the Merger will be subject to the reporting requirements under
Section 16(a) of the Exchange Act, where applicable, Parent shall administer the Company Plans assumed pursuant to this Section 5.8 in a manner that complies with Rule
16b-3 promulgated under the Exchange Act to the extent the Company Plans complied with such rule prior to the Merger.
5.9 Brokers or Finders Except as disclosed to the other party prior to the date hereof, each of Parent and the Company represents, as to itself, its subsidiaries and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except H&Q, whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (a copy of which has been delivered by the Company to Parent prior to the date of this Agreement), and C.S. First Boston, whose fees and expenses will be paid by Parent in accordance with Parent's agreement with such firm (a copy of which has been delivered by Parent to the Company prior to the date of this Agreement), and each party agrees to indemnify the other party and hold the other party harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such first party or its affiliates.
5.10 Indemnification; Directors' and Officers' Insurance    (a)  As
of the Effective Time, the Articles of Organization of the
Surviving Corporation shall contain provisions no less favorable with respect to indemnification than are set forth in Article 6 of the Articles of Organization of the Company, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective
Time in any manner that would adversely affect the rights
thereunder of individuals who at the Effective Time were directors, officers or employees of the Company. Parent hereby guarantees the full and complete performance by the Surviving Corporation of the indemnification obligations under the Articles of Organization of the Surviving Corporation. Parent and Company agree that the directors, officers and employees of the Company covered thereby are intended to be third party beneficiaries under this Section
5.10 and shall have the right to enforce the obligations of the Surviving Corporation and the Parent.
     (b)  The Surviving Corporation shall maintain in effect for six years (or such shorter period as Parent maintains similar policies for the benefit of its directors and officers) from the Effective Time the current policies of the directors' and officers' liability insurance maintained by the Company (provided that the Surviving Corporation may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less advantageous) with respect to matters occurring prior to the Effective Time to the extent available.
5.11 Employees.     The Parent or one of its subsidiaries shall
offer to employ all employees of the Company and its subsidiaries as of the Effective Time (other than those referred to in Exhibit
D) at the same salary, with substantially similar responsibilities as each such employee had prior to the Effective

Time, and with benefits no less favorable in the aggregate than those provided to employees in equivalent positions at Parent or its subsidiaries under the Benefit Plans of Parent or its subsidiaries. Notwithstanding the foregoing, nothing contained in this Agreement shall (i) restrict or otherwise inhibit Parent's or any of its subsidiaries' rights to terminate the employment of any such employees at any time following the Effective Time or (ii) be construed or interpreted to restrict Parent's or any of its subsidiaries' right or authority to amend or terminate any of its employee benefit plans, policies, arrangements or programs effective after the Effective Time.

                             ARTICLE VI
                        CONDITIONS PRECEDENT
6.1 Conditions to Each Party's Obligation To Effect the MergerThe respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:
     (a)  Stockholder Approval     This Agreement shall have been
approved and adopted by the affirmative vote of the holders of a two-thirds of the outstanding shares of Company Common Stock entitled to vote thereon.
     (b)  NYSE Listing   The shares of Parent Common Stock issuable
to the Company stockholders pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

     (c)  Other Approvals     All authorizations, consents, orders
or approvals of, or declarations or filings with, and all expirations or early terminations of waiting periods imposed by, any Governmental Entity (all the foregoing, "Consents") which are necessary for the consummation of the Merger shall have been filed, occurred or been obtained (all such permits, approvals, filings and consents and the lapse of all such waiting periods being referred to as the "Requisite Regulatory Approvals") and all such Requisite Regulatory Approvals shall be in full force and effect. Parent shall have received all state securities or Blue Sky permits and other authorizations necessary to issue the Parent Common Stock in exchange for Company Common Stock and to consummate the Merger.
     (d) S-4 The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceeding seeking a stop order.
     (e)  No Injunctions or Restraints; Illegality     No temporary
restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect, nor shall any proceeding by any Governmental Entity seeking any of the foregoing be pending. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal.
6.2 Conditions to Obligations of Parent and Sub The obligations of Parent and Sub to effect the Merger are subject to the satisfaction of the following conditions unless waived by Parent and Sub:
     (a)  Representations and Warranties     The representations
and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the President and Chief Executive Officer of the Company, and by the Chief Financial Officer of the Company to such effect.
     (b)  Performance of Obligations of Company   Company shall
have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the President and Chief Executive Officer of the Company and by the Chief Financial Officer of the Company to such effect.
     (c)  Consents Under Agreements     Company shall have obtained
the consent or approval of each person (other than the Governmental Entities referred to in Section 6.1(c)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation pursuant to the Merger to any obligation, right or interest of the Company or any subsidiary of the Company under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the Surviving Corporation and its subsidiaries taken as a whole or upon the consummation of the transactions contemplated hereby.
     (d)  Burdensome Condition     There shall not be any action
taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, by any Governmental Entity which, in connection with the grant of a Requisite Regulatory Approval, imposes any requirement upon Parent, the Surviving Corporation or their respective subsidiaries which would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement as to render uneconomic the consummation of the Merger, or which would require Parent or any of its subsidiaries to dispose of any asset which is material to Parent prior to the Effective Time.
6.3  Conditions to Obligations of Company    The obligation of the
Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Company:
     (a) Representations and WarrantiesThe representations and warranties of Parent and Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the President and Chief Executive Officer of Parent, or
a Corporate Vice President of Parent, and by the Senior Vice President and Chief Financial Officer of Parent or the Corporate Vice President and Treasurer of Parent to such effect.
     (b) Performance of Obligations of Parent and SubParent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the President and Chief Executive Officer of Parent or a Corporate Vice President of Parent, and by the Senior Vice President and Chief Financial Officer of Parent or the Corporate Vice President and Treasurer of Parent to such effect.
     (c)  Employment Agreement     Parent shall have offered to
enter into the employment agreement referred to in Section 4.2(b) with Edward J. Quilty.
     (d) Tax-Free Reorganization The Company shall have received a written opinion from Hale and Dorr or another law firm reasonably acceptable to the Company, dated the Closing Date, based upon certain factual representations of the Company and the Parent, to the effect that the Merger will constitute a reorganization for federal income tax purposes within the meaning of Section 368(a) of the Code and that gain or loss will not be recognized by any holder of Company Common Stock except to the extent that such holder receives cash in lieu of fractional shares of Parent Common Stock or holds Dissenting Shares.

ARTICLE VII
              TERMINATION AND AMENDMENT
       7.1  Termination    This Agreement may be terminated at any time
prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the
stockholders of the Company:
     (a)  by mutual consent of Parent and the Company in a written instrument;
     (b) by Parent, upon a material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue such that the conditions set forth in Section 6.2(a) or Section 6.2(b), as the case may be, would be incapable of being satisfied by December 31, 1995;
     (c)  by the Company, upon a material breach of any
representation, warranty, covenant or agreement on the part of
Parent or Sub set forth in this Agreement, or if any representation or warranty of Parent or Sub shall have become untrue such that the conditions set forth in Section 6.3(a) or Section 6.3(b), as the case may be, would be incapable of being satisfied by December 31,
1995;
     (d)  by either Parent or the Company, if any permanent
injunction or action by any Governmental Entity preventing the consummation of the Merger shall have become final and nonappealable;
     (e)  by either Parent or the Company if the Merger shall not have been consummated on or prior to December 31, 1995 (or such later date as may be agreed to in writing by the Company and
Parent) (other than due to the failure of the party seeking to terminate this Agreement to perform its obligations under this Agreement required to be performed at or prior to the Effective
Time);
     (f) by either Parent or the Company, if any approval of the stockholders of the Company required for the consummation of the
Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of stockholders or at any adjournment thereof;
     (g) by Parent, if the Board of Directors of the Company shall have (i) withdrawn, modified or changed its approval or recommendation of this Agreement, the Merger or any of the other transactions contemplated herein in any manner which is adverse to Parent or Sub or shall have resolved to do the foregoing; or (ii) approved or have recommended to the stockholders of the Company a Competing Transaction or shall have resolved to do the foregoing;
     (h)  by Parent, if (i) the Company shall have exercised a
right specified in clause (i) of the third sentence of Section
4.1(e) with respect to any transaction referred to therein and shall, directly or through agents or representatives, continue discussions with any third party concerning such transaction for more than 30 calendar days after the date of receipt of such
Competing Transaction; or (ii) (x) a tender offer or exchange offer or a proposal by a third party to acquire the Company pursuant to a merger, consolidation, share exchange, business combination, tender or exchange offer or similar transaction shall have been commenced or publicly proposed which contains a proposal as to price (without regard to the specificity of such price proposal)
and (y) the Company shall not have rejected such proposal within 10 business days of its commencement or the date such proposal first becomes publicly disclosed, if sooner; or
     (i)  by the Company, if the Board of Directors of the Company
(x) shall fail to make, or shall withdraw or modify, its
recommendation of this Agreement or the Merger if there shall exist at such time a tender offer or exchange offer or a proposal by a third party to acquire the Company pursuant to a merger,
consolidation, share exchange, business combination, tender or exchange offer or similar transaction, or (y) recommends to the Company's stockholders approval or acceptance of any of the foregoing, in each case only if the Board of Directors of the
Company, after consultation with independent legal counsel,
determines in good faith that the taking of such action would be consistent with, or the failure to take such action would be inconsistent with, the Board of Directors' fiduciary duties to stockholders under applicable law.
          The right of any party hereto to terminate this Agreement pursuant to this Section 7.1 shall remain operative and in full force and effect regardless of any investigation made by
or on behalf of any party hereto, any person controlling any such party or any of their respective officers or directors, whether prior to or after the execution of this Agreement.
7.2  Effect of Termination    In the event of termination of this
Agreement and abandonment of the Merger by either the Company or
Parent as provided in Section 7.1, this Agreement shall forthwith terminate and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors except (i) with respect to the penultimate sentence of
Section 5.6, and Sections 5.9 and 7.3, and (ii) with respect to any liabilities or damages incurred or suffered by a party as a result of the material breach by the other party of any of its representations, warranties, covenants or agreements set forth in this Agreement except as provided in Section 8.8.
7.3 Fees, Expenses and Other Payments (a) Except as otherwise provided in this Section 7.3, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of counsel, financial advisors and accountants) shall be borne solely and entirely by the party which has incurred such costs and expenses (with respect to such party, its "Expenses"), except that Expenses related to printing, filing and mailing the Proxy Statement and the S-4 shall be shared equally by Parent and the Company.
     (b)  Company agrees that if this Agreement shall be terminated pursuant to:
     (i) Section 7.1(b) and (x) such termination is the result of material breach of any covenant, agreement, representation or warranty contained herein and (y) at any time during the period commencing on the date hereof and ending nine months after the date of termination of this Agreement, a Business Combination (as defined in Section 7.3(e)) involving the Company shall have
occurred or the Company shall have entered into a definitive agreement providing for such a Business Combination, which Business Combination contains a proposal as to the price per share which is in excess of the Merger Consideration;
     (ii)Section 7.1(f) because the Agreement, the Merger and the other transactions contemplated hereby shall fail to receive the requisite vote for approval and adoption by the stockholders of the Company at a meeting of the stockholders of the Company called to vote thereon, and at the time of such meeting there shall exist a proposal with respect to a Business Combination with respect to the Company which either (x) the Board of Directors of the Company has not publicly opposed or (y) is consummated, or a definitive
agreement with respect to which is entered into, at any time during the period commencing on the date hereof and ending nine months after the date of termination of this Agreement; or
     (iii) Section 7.1(g), Section 7.1(h) or Section 7.1(i);
then the Company shall pay to Parent an amount equal to $3,000,000, plus all of Parent's Expenses not to exceed $1,000,000; provided, however, that such amounts shall not be payable if Parent shall be in material breach of its covenants or agreements contained in this Agreement; and provided further, however, that none of the foregoing amounts shall be payable if Parent exercises its rights under Section 2(a) of the Option Agreement unless (x) Parent, within one year from the date the Option Agreement becomes
terminable pursuant to clause (ii) of Section 13(a) of the Option Agreement, terminates the Option Agreement pursuant to such provision or (y) the Option Agreement is terminated pursuant to
Section 13(b) thereof prior to the Closing referred to therein.
     (c)  The Company agrees that if this Agreement shall be
terminated pursuant to Section 7.1(b), then the Company shall pay to Parent an amount equal to Parent's Expenses not to exceed $1,000,000; provided that the Company shall not be obligated to make any payment pursuant to this Section 7.3(c) if the Company shall be obligated to make a payment to Parent pursuant to Section 7.3(b) or if Parent shall be in material breach of its covenants or agreements contained in this Agreement.
     (d)  Any payment required to be made pursuant to Section
7.3(b) or Section 7.3(c) shall be made as promptly as practicable but not later than five business days after termination of this Agreement and shall be made by wire transfer of immediately available funds to an account designated by Parent, except that any payment to be made as the result of an event described in Section 7.3(b)(i) or clause (y) of Section 7.3(b)(ii) shall be made as promptly as practicable but not later than five business days after the occurrence of the Business Combination or the execution of the definitive agreement providing for a Business Combination.
     (e) For purposes of this Section 7.3, the term "Business Combination" shall mean any of the following involving the Company:
(i) any merger, consolidation, share exchange, business combination or similar transaction; (ii) any sale, lease, exchange, transfer or other disposition of 25% or more of the assets of the Company and its subsidiaries, taken as a whole, in a single transaction or series of transactions; or (iii) the acquisition by a person or any group of beneficial ownership of 50% or more of the capital stock of the Company whether by tender offer or exchange offer or
otherwise.
7.4  Amendment This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of
Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company or of Parent, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.
7.5  Extension; Waiver   At any time prior to the Effective Time,
the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VIII
                   GENERAL PROVISIONS
8.1  Nonsurvival of Representations, Warranties and Agreements
None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Sections 2.1, 2.2, 4.2(b), the penultimate sentence of Section 5.6, 5.8, 5.9, 5.10, the last sentence of
Section 7.4 and Article VIII and the agreements of the "affiliates" of the Company delivered pursuant to Section 5.7.
8.2  Notices   All notices and other communications hereunder shall
be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):
     (a)  if to Parent or Sub, to

               C.R. Bard, Inc.
               730 Central Avenue
               Murray Hill, New Jersey 07974
               Attention: Richard A. Flink

          with a copy to:

               Simpson Thacher & Bartlett
               425 Lexington Avenue
               New York, New York 10017-3954
               Attention:  Philip T. Ruegger III, Esq.


          (b)  if to the Company, to:

               MedChem Products, Inc.
               232 West Cummings Park
               Woburn, Massachusetts 01801
               Attention:  Edward J. Quilty

          with a copy to:

               Hale and Dorr
               60 State Street
               Boston, Massachusetts 02109
               Attention:  Steven Singer, Esq.

          and

               Rosenman & Colin
               575 Madison Avenue
               New York, New York  10022-2585
               Attention:  Edward Cohen, Esq.

8.3  Certain Definitions For purposes of this Agreement:
     (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person;
     (b) "beneficially own" or "beneficial ownership" with respect to any securities, means having "beneficial ownership" of such securities in accordance with the provisions of Rule 13d-3 under the Exchange Act. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a person include securities beneficially owned by all other persons with whom such person would constitute a group.
     (c) "group" means two or more persons acting together for the purpose of acquiring, holding, voting or disposing of any securities, which persons would be required to file a Schedule 13D or Schedule 13G with the SEC as a "person" within the meaning of
Section 13(d)(3) of the Exchange Act if such persons beneficially owned a sufficient amount of such securities to require such a filing under the Exchange Act;
     (d) "person" means an individual, corporation, partnership, joint venture, association, trust, unincorporated organization or other entity; and
     (e) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.
     (f) Any accounting term that is used in the context of describing or referring to an accounting concept and that is not specifically defined herein shall be construed in accordance with GAAP as applied in the preparation of the financial statements of the Company included in the Company SEC Documents (including, without limitation, the Year-End Financial Statements and the Balance Sheet).

8.4 Interpretation When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. The recitals hereto constitute an integral part of this Agreement. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to May 24, 1995.
8.5  Counterparts   This Agreement may be executed in two or more
counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
8.6 Entire Agreement; No Third Party Beneficiaries; Rights of Ownership This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; provided that the Confidentiality Agreement shall survive the execution and delivery of this Agreement, and (b) except as provided in Section 4.2(b),
5.8 and 5.10, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder. The parties hereby acknowledge that, except as hereinafter agreed to in writing, no party shall have the right to acquire or shall be deemed to have acquired shares of common stock of the other party pursuant to the Merger until consummation thereof.
8.7 Governing Law This Agreement shall be governed and construed in accordance with the laws of the State of New Jersey, except to the extent Massachusetts law shall govern the Merger, without regard to any applicable conflicts of law.
8.8 Limitations on Remedies Each party agrees that, should any court or other competent authority hold any provision or part of this Agreement to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take any action required herein, the other party shall not be entitled to specific performance of such provision or part hereof or to any other remedy, including but not limited to money damages, for breach of this Agreement or of any other provision or part hereof as a result of such holding or order. This provision is not intended to render null or unenforceable any obligation hereunder that would be valid and enforceable if this provision were not in this Agreement.
8.8 Publicity Except as otherwise required by law or the rules of the NYSE, so long as this Agreement is in effect, neither the Company nor Parent shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.
8.10 Assignment     Neither this Agreement nor any of the rights,
interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
8.11 Adjustment     All dollar amounts and share numbers set forth
herein, including without limitation the dollar amounts set forth in Section 2.2(c), shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the Parent Common Stock or the Company Common Stock, as the case may be, between the date of this Agreement and the Effective Time, to the extent appropriate.

     IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement, to be signed by their respective officers thereunto duly authorized, all as of May 24, 1995.

                              C.R. BARD, INC.

                              Richard A. Flink /s/
                              _______________________________
                              Name:     Richard A. Flink
                              Title:    Vice President



                              CRB ACQUISITION CORP.

                              Richard A. Flink /s/
                              ______________________________
                              Name:     Richard A. Flink
                              Title:    Clerk



                              MEDCHEM PRODUCTS, INC.

                              Edward J. Quilty /s/
                              _______________________________
                              Name:     Edward J. Quilty
                              Title:    President

EXHIBIT 20

Contact:  E. L. Parker
          Vice President and Treasurer
          (908) 277-8059


MEDCHEM PRODUCTS, INC. TO MERGE INTO C. R. BARD, INC.


MURRAY HILL, NJ - May 24, 1995 - C. R. Bard, Inc. (NYSE-BCR) and MedChem Products, Inc. (NYSE-MCH) today jointly announced that their boards of directors have approved a definitive agreement for a stock-for-stock merger of MedChem into Bard. Under the terms of the agreement signed today, each MedChem share would be valued at $9.25, subject to adjustment under certain circumstances. MedChem shares closed at $6.50 yesterday; Bard shares closed at $29.38. MedChem will mail a proxy statement and prospectus to its shareholders for a special meeting of shareholders to be called in the summer to approve the merger. The transaction is expected to be a tax-free reorganization and to be accounted for as a pooling of interests. Under certain circumstances, if a transaction does not occur, Bard has an option to purchase the Gesco subsidiary of MedChem.

Bard president and CEO William H. Longfield commented, "This merger brings a variety of complementary products to our surgical products group. MedChem's products deliver significant health care benefits to both patients and physicians."

For its most recent three-month period, MedChem reported revenue of $9.4 million. MedChem's shareholders' equity was $55.2 million as of March 31, 1995. MedChem has approximately 11 million shares outstanding on a fully diluted basis.

Edward J. Quilty, MedChem president and CEO, commented, "We believe that this merger with industry leader Bard is in the best interests of all concerned: shareholders, employees and customers alike. MedChem shareholders will receive a premium in recognition of the value of MedChem products such as AVITENE and AVIFOAM
hemostasis products, SURE-CLOSURE   wound closure devices and GESCO
catheters. The significantly larger resources of Bard will allow these products to reach their full potential in synergy with Bard's complementary product lines."

MedChem develops, manufacturers and markets technically superior cost-effective specialty medical products.

C. R. Bard, Inc., headquartered in Murray Hill, NJ, is a leading multinational developer, manufacturer and marketer of health care products.

                                 # # # # #